UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Mid-Con Energy Partners, LP

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October 12, 2015

To our unitholders:

You are cordially invited to attend a special meeting of the unitholders of Mid-Con Energy Partners, LP (“MCEP”) to be held at MCEP’s offices at 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201, on November 20, 2015 at 9:00 a.m., local time.

Details regarding the business to be conducted at the special meeting are described in the accompanying notice of the special meeting and proxy statement. We encourage you to review carefully these materials.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

On behalf of the board of directors of our general partner, Mid-Con Energy GP, LLC, I would like to express our appreciation for your continued support. We look forward to seeing you at the special meeting.

Jeffrey R. Olmstead

President, Chief Executive Officer and Director

Mid-Con Energy GP, LLC

This proxy statement is dated October 12, 2015 and is first being mailed to MCEP unitholders on or about October 16, 2015.

NOTICE OF SPECIAL

MEETING OF UNITHOLDERS OF

MID-CON ENERGY PARTNERS, LP

TO BE HELD

ON NOVEMBER 20, 2015

To our unitholders:

A special meeting of the unitholders of Mid-Con Energy Partners, LP (“MCEP”) will be held on November 20, 2015 at 9:00 a.m., local time, at MCEP’s offices at 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201, for the following purposes:

1.	to consider and vote upon a proposal, which we refer to as the “LTIP Proposal,” to approve the terms of an amendment (the “Amendment”) to the Mid-Con Energy Partners, LP Long-Term Incentive Program (the “LTIP”) to increase the number of common units issuable under such program by 1,750,000 common units from 1,764,000 common units to 3,514,000 common units. As of October 9, 2015, 92,704 common units remained available for future issuance to participants under the LTIP. After the increase in the number of common units issuable pursuant to the LTIP, as amended by the Amendment, 1,842,704 common units will be available for future issuance under the LTIP; and

2.	to consider and vote upon a proposal, which we refer to as the “Adjournment Proposal,” to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Our general partner’s board of directors has unanimously approved the Amendment and determined that it is in the best interests of us and our unitholders.

Accordingly, our general partner’s board of directors unanimously recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority, by percentage interest, of our outstanding limited partner units (including units deemed owned by our general partner) must be present in person or by proxy.

Our partnership agreement does not require that we present the LTIP Proposal to our unitholders for approval. However, under the rules of the NASDAQ Global Select Market (the “NASDAQ”), the LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. As of October 9, 2015, our founders, Charles R. Olmstead, S. Craig George and Jeffrey R. Olmstead, and Mid-Con Energy III, LLC collectively own approximately 17.2% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

We have set the close of business on October 9, 2015 as the record date for determining which unitholders are entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

By Order of the Board of Directors of Mid-Con Energy GP, LLC, the general partner of MCEP.

Jeffrey R. Olmstead

President, Chief Executive Officer and Director

Mid-Con Energy GP, LLC

Dallas, Texas

October 12, 2015

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SUMMARY

This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. To understand the LTIP Proposal fully and for a complete description related transactions and related matters, you should read carefully this proxy statement, the documents incorporated by reference and the full text of the annex to this proxy statement. Please read “Where You Can Find More Information.”

As used in this proxy statement, “Mid-Con Energy Partners,” “the Partnership,” “MCEP,” “we,” “our,” “us” or like terms refer collectively to Mid-Con Energy Partners, LP and its subsidiaries. References to our “general partner” refer to Mid-Con Energy GP, LLC, the general partner of the Partnership, which effectively manages the business and affairs of the Partnership.

Overview

We are a publicly held Delaware limited partnership formed in July 2011 that engages in the acquisition, exploitation and development of producing oil and natural gas properties in North America, with a focus on enhanced oil recovery. We operate as one business segment engaged in the exploration, development and production of oil and natural gas properties. Our properties are located in the Mid-Continent region of the United States in five core areas: Southern Oklahoma, Northeastern Oklahoma, parts of Oklahoma and Colorado within the Hugoton, West Texas within the Eastern Shelf of the Permian and upper Texas Gulf Coast. Our properties primarily consist of mature, legacy onshore oil reservoirs with long-lived, relatively predictable production profiles and low production decline rates.

Proposal One: The LTIP Proposal

Our general partner has adopted the Amendment, subject to the approval of our unitholders. A summary description of the LTIP as proposed to be amended by the Amendment is set forth under “Proposal One: The LTIP Proposal—Summary of the LTIP” and the form of the LTIP as proposed to be amended by the Amendment is attached as Annex A to this proxy statement.

Our common units are listed on the NASDAQ under the symbol “MCEP.” We are asking for approval of the LTIP Proposal to comply with the NASDAQ’s listing rule requiring unitholder approval of material amendments to an equity compensation program pursuant to which common units may be acquired by officers, directors, employees or consultants. The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. As of October 9, 2015, Charles R. Olmstead, S. Craig George and Jeffrey R. Olmstead (collectively, the “Founders”) and Mid-Con Energy III, LLC (together with its subsidiaries, “Mid-Con Affiliate”) collectively owned approximately 17.2% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Awards under the LTIP are limited to 1,764,000 units. As of October 9, 2015, there were 323,898 unvested common units underlying phantom units and restricted units outstanding under the LTIP and there were no common units underlying unit options and unit appreciation rights outstanding under the LTIP. As of October 9, 2015, approximately 92,704 common units remained available for future issuance to participants under the LTIP. Subject to adjustment for certain events, the Amendment will increase the number of common units that may be granted for any and all awards by 1,750,000 common units to a total of 3,514,000 common units. After such increase, 1,842,704 common units will be available for future issuance under the LTIP. On October 9, 2015, the closing price of our common units was $3.34.

Recommendation of our Board of Directors Regarding the LTIP Proposal

After considering the various factors more fully described in “Proposal One: The LTIP Proposal—Reasons for the Board of Director’s Recommendation,” the board of directors of our general partner (the “Board”) has:

•	determined that the Amendment is in the best interests of the Partnership; and

•	recommended our unitholders vote to approve the LTIP Proposal.

Therefore, the Board recommends that our unitholders vote to approve the LTIP Proposal.

Proposal Two: The Adjournment Proposal

We are also asking our unitholders to approve the Adjournment Proposal to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the LTIP Proposal.

Recommendation of our Board of Directors Regarding the Adjournment Proposal

The Board has recommended our unitholders vote to approve the Adjournment Proposal.

Therefore, the Board recommends that our unitholders vote to approve the Adjournment Proposal.

Information About the Special Meeting and Voting

Time, Date and Place

The special meeting will be held on November 20, 2015 at 9:00 a.m., local time, at MCEP’s offices at 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201.

Purpose

Our unitholders are being asked to consider the LTIP Proposal. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the special meeting and any adjournment or postponement thereof.

Unitholders Entitled to Vote

Holders of our common units as of October 9, 2015, the record date for the special meeting, will be entitled to vote at the special meeting. Holders of our common units as of the record date will be counted for purposes of establishing a quorum. Each unitholder may cast one vote at the special meeting for each common unit owned at the close of business on the record date. On the record date, there were 29,726,289 common units outstanding and entitled to be voted at the special meeting.

Required Unitholder Votes

The LTIP Proposal requires the approval of a majority, by percentage interest, of the votes cast by our unitholders present in person or by proxy. As of October 9, 2015, the Founders and Mid-Con Energy Affiliate collectively owned approximately 17.2% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of the Board relating to the LTIP Proposal, you should be aware that employees, consultants and the members of the Board are eligible to receive awards under the LTIP. Accordingly, the members of the Board and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Material Federal Income Tax Consequences of the LTIP Proposal

Please read “Proposal One: The LTIP Proposal—Material Federal Income Tax Consequences of the LTIP Proposal” for discussion of the federal income tax consequences of the LTIP Proposal.

PROPOSAL ONE: THE LTIP PROPOSAL

Approval of Amendment to the LTIP

The Board has approved the Amendment, which, assuming it is approved by the unitholders as a result of this proxy statement, will be effective as of January 1, 2016. The essential features of the LTIP, as amended by the Amendment, are summarized below.

General Information About the LTIP and the Amendment

In 2011, our general partner adopted the LTIP, which is intended to promote the interests of the Partnership by providing to employees, officers, consultants and directors of our general partner and our other affiliates, including Mid-Con Energy Operating, Inc. (“Mid-Con Energy Operating”), grants of restricted units, phantom units, unit appreciation rights, distribution equivalent rights and other unit based awards to encourage superior performance. The LTIP is also intended to enhance the ability of our general partner and our other affiliates, including Mid-Con Energy Operating, to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Our common units are listed on the NASDAQ under the symbol “MCEP.” We are asking for approval of the LTIP Proposal to comply with the NASDAQ’s listing rule requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. Approximately 133 officers, directors and employees are eligible for awards under the LTIP.

Awards under the LTIP are limited to 1,764,000 units. As of October 9, 2015, there were 323,898 unvested common units underlying phantom units and restricted units outstanding under the LTIP. As of October 9, 2015, approximately 92,704 common units remained available for future issuance to participants under the LTIP. Subject to adjustment for certain events, the Amendment increases the number of common units that may be granted for any and all awards by 1,750,000 common units to a total of 3,514,000 common units. After such increase, 1,842,704 common units will be available for future issuance under the LTIP. On October 9, 2015, the closing price of our common units was $3.34. In addition, the LTIP includes provisions making any awards granted under the LTIP subject to any clawback policy we have or adopt in the future.

Reasons for the Board of Directors’ Recommendation

While the Board is cognizant of the potential dilutive effect of compensatory unit awards, it also believes that increasing the total number of common units available for awards pursuant to the LTIP is in the best interests of us and our unitholders and should be approved for the following reasons:

•	the adoption of the Amendment will allow us to continue to attract and retain key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•	the Amendment is intended to preserve a means whereby our employees and the Board may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•	the Amendment is intended to preserve alignment of potential increases in compensation of our officers and employees to our financial results that generally drive the value of our common units.

If the Amendment is approved by the unitholders, we will have 1,842,704 common units available for future equity awards under the LTIP. If the Amendment is not approved by the unitholders, we may not be able to fund the LTIP, and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic change in the LTIP could cause significant misalignment between executive and unitholder interests.

Summary of the LTIP

General

Our general partner adopted the LTIP for employees, officers, consultants and directors of our general partner and our other affiliates, including Mid-Con Energy Operating, who perform services for us.

The description of the LTIP set forth below is a summary of the material features of the program. This summary, however, does not purport to be a complete description of all of the provisions of the program.

The types of awards that may be granted under the LTIP consist of the following components: restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The purpose of awards under the LTIP is to provide additional incentive compensation, at the discretion of the Board or a committee if the Board elects to form such a committee, to employees providing services to us, and to align the economic interests of such employees with the interests of our unitholders. The LTIP currently limits the number of units that may be delivered pursuant to awards to 1,764,000 common units. Common units cancelled, forfeited or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP is currently administered by a committee approved by the Board consisting of the Founders (the “Committee”). The Committee may also delegate its duties as appropriate.

Amendment or Termination of the LTIP

The Committee may amend or terminate the LTIP at any time with respect to any units for which a grant has not yet been made. The Committee also has the right to alter or amend the LTIP or any part of the program from time to time, including increasing the number of units that may be granted subject to the requirements of the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the rights or benefits of the participant without the consent of the participant. The LTIP will expire on the earliest to occur of (i) the date on which all common units available under the LTIP for grants have been paid to participants, (ii) termination of the LTIP by the Committee or (iii) December 20, 2021.

Restricted Units

A restricted unit is a common unit that vests over a period of time, and during that time is subject to forfeiture. Forfeiture provisions lapse at the end of the vesting period. The Committee may make grants of restricted units containing such terms as it shall determine, including the period over which restricted units will vest. The Committee, in its discretion, may base its determination upon the achievement of specified financial or other performance objectives. Restricted units will be entitled to receive distributions during the vesting period. Such distributions may, in the Committee’s discretion, be subject to the same vesting requirements as the restricted units.

We intend the restricted units under the LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our common units. Therefore, program participants will not pay any consideration for restricted units they receive, and we will receive no remuneration for the restricted units.

Phantom Units

A phantom unit is a notional common unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the Committee, the cash equivalent to the value of a common unit. The Committee may make grants of phantom units under the LTIP containing such terms as the Committee shall determine, including the period over which phantom units granted will vest. The Committee, in its discretion, may base its determination upon the achievement of specified financial or other performance objectives.

We intend the issuance of any common units upon vesting of the phantom units under the LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the common units.

Unit Options

The LTIP permits the grant of options covering common units. Unit options represent the right to purchase a designated number of common units at a specified price. The Committee may make grants containing such terms as the Committee shall determine. Unit options will have an exercise price that is not less than the fair market value of the common units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Committee.

Unit Appreciation Rights

The LTIP permits the grant of unit appreciation rights. A unit appreciation right is an award that, upon exercise, entitles the participant to receive the excess of the fair market value of a common unit on the exercise date over the exercise price established for the unit appreciation right. Such excess will be paid in cash or common units. The Committee may make grants of unit appreciation rights containing such terms as the Committee shall determine. Unit appreciation rights will have an exercise price that is not less than the fair market value of the common units on the date of grant. In general, unit appreciation rights granted will become exercisable over a period determined by the Committee.

Distribution Equivalent Rights

The Committee may, in its discretion, grant distribution equivalent rights (“DERs”) in tandem with phantom unit awards under the LTIP. DERs entitle the participant to receive an amount in cash, units or phantom units equal to the amount of any cash distributions made by us during the period that the phantom unit award is outstanding. Payment of a DER issued in connection with another award may be subject to the same or different vesting terms as the award to which it relates or in the discretion of the Committee.

Other Unit-Based Awards

The LTIP permits the grant of other unit-based awards, which are awards that are based, in whole or in part, on the value or performance of a common unit. Upon vesting, the award may be paid in common units, cash or a combination thereof, as provided in the grant agreement.

Unit Awards

The LTIP permits the grant of common units that are not subject to vesting restrictions. Unit awards may be in lieu of or in addition to other compensation payable to the individual.

Change in Control and Anti-Dilution Adjustments

Upon a “change of control” (as defined in the LTIP), any change in applicable law or regulation affecting the LTIP or awards thereunder, any change in accounting principles affecting our financial statements, or unless the Committee shall determine otherwise in the applicable award agreement, the Committee, in an attempt to prevent dilution or enlargement of any benefits available under the LTIP may, in its discretion, provide that awards will (i) become exercisable or payable, as applicable, (ii) be terminated in exchange for cash, (iii) be replaced with other rights or property selected by the Committee, (iv) be assumed by the successor or survivor entity or be exchanged for similar options, rights or awards covering the equity of such successor or survivor, or a parent or subsidiary thereof, with other appropriate adjustments or (v) not be exercisable or payable after the event. Additionally, the Committee may also, in its discretion, make adjustments to the terms and conditions, vesting and performance criteria and the number and type of common units, other securities or property subject to outstanding awards.

Termination of Service

The consequences of the termination of a grantee’s employment, consulting arrangement or directorship will be determined by the Committee in the terms of the relevant award agreement or employment agreement.

Source of Common Units

Common units to be delivered pursuant to awards under the LTIP may be common units already owned by our general partner or us or acquired by our general partner in the open market from any other person, directly from us or any combination of the foregoing. If we issue new common units upon the grant, vesting or payment of awards under the LTIP, the total number of common units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Relation of Compensation Policies and Practices to Risk Management

Our compensation policies and practices are intended to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds which qualify them for additional compensation. From a risk management perspective, our policy is to conduct our commercial activities in a manner intended to control and minimize the potential for unwarranted risk taking. We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations. Additionally, our compensation arrangements may include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of our risk management policies and practices or of our code of conduct. Our compensation policies do not encourage excessive and unnecessary risk taking and ensure that the level of risk is not reasonably likely to have a material adverse effect on the Partnership.

Interests of Certain Persons in the LTIP Proposal

The employees, consultants and directors of our general partner, its affiliates and our subsidiaries and the members of the Board are eligible to receive awards under the LTIP. Accordingly, the members of the Board and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Material Federal Income Tax Consequences of the LTIP Proposal

The following discussion is for general information only and is intended to summarize briefly U.S. federal income tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss all U.S. federal tax consequences or any potential foreign, state, local or employment tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), phantom units, and certain other awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Internal Revenue Code and the guidance promulgated thereunder.

Unit Options; Unit Appreciation Rights

Participants generally will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, settlement of a unit option or a unit appreciation right, a participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price. A participant will generally have a tax basis in any common units received pursuant to the exercise of unit option or a unit appreciation right that equals the sum of (i) the amount of ordinary compensation income arising as a result of the exercise plus (ii) the amount (if any) paid to exercise the award. The participant’s capital gains holding period in those common units will begin on the date of exercise of the unit option or unit appreciate right. Subject to the discussion under “—Internal Revenue Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income as described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the LTIP.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the participant’s holding period. The common units must be held for more than 12 months in order to be eligible to qualify for long-term capital gain treatment.

The LTIP allows the plan administrator to permit the transfer of awards in limited circumstances, including transfers for no consideration to immediate family members or related family trusts, limited partnerships or similar entities. The lifetime transfer of a unit option may result in transfer tax consequences to an award grantee. The amount of the transferor’s gift (and generation-skipping transfer, if the gift is to a “skip person” as defined by Section 2613 of the Internal Revenue Code) equals the value of the option at the time of the gift. The value of the option may be affected by several factors, including the difference between the exercise price and the fair market value of the units, the potential for future appreciation or depreciation of the units, the time period of the option and the illiquidity of the option. The amount of the transfer will be exempted from federal gift tax will be limited by (i) the transferor’s available annual exclusion per donee (currently $14,000 for 2015), (ii) the transferor’s available lifetime unified credit, or (iii) the marital or charitable deductions. Gifted unit options, to the extent subject to transfer taxes, will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. Whether such consequences apply to unvested options is uncertain, and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Phantom Unit Awards; Restricted Unit Awards; Unit Awards; Other Unit-Based Awards

A participant generally will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the receipt of a payment with respect to a DER. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable in accordance with Section 83 of the Internal Revenue Code and are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable in accordance with Section 83 of the Internal Revenue Code or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. In general, a participant will recognize ordinary compensation income as a result of receipt of common units, cash or other property with respect to settlement of a vested other unit-based award.

A participant who is an employee of the Company or of one of its affiliates will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the LTIP. Distributions that are received by a participant prior to the time that the common units are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation (taxable as ordinary income), and are not treated as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date (i) the units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where an award grantee does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the units are received, in cases where an award grantee makes a valid election under Section 83(b) of the Internal Revenue Code.

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant.

Internal Revenue Code Limitations on Deductibility

In order for the amounts described above to be deductible as a compensation expense, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually during the first quarter of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

We do not directly employ any of the persons responsible for managing our business. Our general partner’s executive officers manage and operate our business as part of the services provided by Mid-Con Energy Operating to our general partner under the services agreement. All of our general partner’s executive officers and other employees necessary to operate our business are employed and compensated by Mid-Con Energy Operating, subject to reimbursement by our general partner. The compensation for all of our executive officers is indirectly paid by us to the extent provided for in the partnership agreement because we reimburse our general partner for payments it makes to Mid-Con Energy Operating.

Compensation Committee Report

The NASDAQ listing rules do not require a listed limited partnership to establish a compensation committee, and we do not have a compensation committee. The Board performs the functions of a compensation committee, and although the Board does not currently appoint a compensation committee, it may do so in the future.

The Board has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, set forth below. Based on this review and discussion, the Board determined that the CD&A be included in proxy statement.

Charles R. “Randy” Olmstead

Jeffrey R. Olmstead

S. Craig George

Peter A. Leidel

Cameron O. Smith

Robert W. Berry

Peter Adamson III

C. Fred Ball Jr.

Objectives of our Compensation Program

Our executive compensation program is intended to align the interests of our management team with those of our unitholders by motivating our executive officers to achieve strong financial and operating results for us, which we believe closely correlate to long-term unitholder value. In addition, our program is designed to achieve the following objectives:

•	attract, retain and reward talented executive officers by providing total compensation competitive with that of other executive officers employed by exploration and production companies and publicly traded partnerships of similar size;

•	provide performance-based compensation that balances rewards for short-term and long-term results and is tied to both individual and our performance; and

•	encourage the long-term commitment of our executive officers to us and our unitholders’ long-term interests.

Elements of our Compensation Program and Why We Pay Each Element

To accomplish our objectives, we seek to offer a compensation program to our executive officers that, when valued in its entirety, serves to attract, motivate and retain executives with the character and expertise required for our growth and development. Our compensation program is comprised of four elements:

•	base salary;

•	discretionary cash bonus;

•	long-term equity-based compensation; and

•	benefits.

We and our general partner were formed in July 2011; therefore, we incurred no cost or liability with respect to the compensation of our executive officers. Accordingly, we are not presenting any compensation information for historical periods.

The Founders, as the controlling members of our general partner, have responsibility and authority for compensation-related decisions for our Chief Executive Officer and, upon consultation and recommendations by our Chief Executive Officer, for our other executive officers. Equity grants pursuant to our long-term incentive program are also administered by the Founders.

Our general partner also grants equity-based awards to our executive officers pursuant to a long-term incentive program described below. Incentive compensation in respect of services provided to us is not tied in any way to the performance of entities other than our partnership. Specifically, any performance metrics are not to be tied in any way to the performance of the Mid-Con Affiliates or any other affiliate of ours.

Although we bear an allocated portion of Mid-Con Energy Operating’s costs of providing compensation and benefits to Mid-Con Energy Operating employees who serve as the executive officers of our general partner and provide services to us, we have no control over such costs and do not establish or direct the compensation policies or practices of Mid-Con Energy Operating.

Mid-Con Energy Operating does not maintain a defined benefit or pension plan for its executive officers or employees because it believes such plans primarily reward longevity rather than performance. Mid-Con Energy Operating provides a basic benefits package to all its employees, which includes a 401(k) plan, health and basic term life insurance, and personal accident and long-term disability coverage. Employees provided to us under the services agreement will be entitled to the same basic benefits.

Employment Agreements

Our general partner has entered into employment agreements with the following named employees of our general partner: Jeffrey R. Olmstead, Chief Executive Officer; and Charles R. Olmstead, Executive Chairman of the Board.

The employment agreements provide for a term that commences on August 1 of each year with automatic one-year renewal terms unless either we or the employee gives written notice of termination at least by February 1 preceding any such August 1. Pursuant to the employment agreements, each employee will serve in his respective position with our general partner, as set forth above, and has duties, responsibilities, and authority as the Board may specify from time to time, in roles consistent with such positions that are assigned to him.

The employment agreements also provide for customary confidentiality, non-solicitation, non-compete and indemnification protections. The non-solicitation provisions prohibit an executive from soliciting persons to leave our employment who are employed by us within six months before or after the executive’s termination. This restriction continues during the term of and for twelve months following termination of the executive’s employment, and also for twelve months following the termination of the solicited employee’s employment. The non-solicitation provisions also prohibit an executive from soliciting our customers during the term of and for twelve months following termination of the executive’s employment. The non-competition provisions prohibit the executive from competing with us during the term of the executive’s employment and for a period during which severance payments are being made to the executive, which by the terms of the agreements may be up to two years after the executive’s separation of employment.

Long-Term Incentive Program

The LTIP, which is intended to promote the interests of the partnership by providing to employees, officers, consultants and directors of our general partner and our other affiliates, including Mid-Con Energy Operating, grants of restricted units, phantom units, unit appreciation rights, distribution equivalent rights, and other unit-based awards to encourage superior performance. The LTIP is also intended to enhance the ability of the general partner and our other affiliates, including Mid-Con Energy Operating, to attract and retain the services of individuals who are essential for the growth and profitability of the partnership and to encourage them to devote their best efforts to advancing the business of the partnership.

The LTIP is currently administered by a committee consisting of the Founders and approved by the Board. Except as set forth in the employment agreements of the executive officers of our general partner, we have no set formula for granting awards to our employees, officers, consultants and directors of our general partner and our other affiliates, including Mid-Con Energy Operating. In determining whether to grant awards and the amount of any awards, the committee takes into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibility, retention considerations and the total compensation package.

The type of awards that may be granted under the LTIP are restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The maximum number of our common units that are currently authorized to be awarded under the LTIP is 1,764,000 million units. As of October 9, 2015 there were 92,704 units available for issuance.

The Committee may terminate or amend the LTIP at any time with respect to any units for which a grant has not yet been made. The Committee also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of units that may be granted subject to the requirements of the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the rights or benefits of the participant without the consent of the participant. The LTIP will expire on the earliest to occur of (i) the date on which all common units available under the LTIP for grants have been paid to participants, (ii) termination of the LTIP by the Board or (iii) December 20, 2021.

Upon a “change of control” (as defined in the LTIP), any change in applicable law or regulation affecting the LTIP or awards thereunder, or any change in accounting principles affecting the financial statements of our general partner, the Committee, in an attempt to prevent dilution or enlargement of any benefits available under the LTIP may, in its discretion, provide that awards will (i) become exercisable or payable, as applicable, (ii) be exchanged for cash, (iii) be replaced with other rights or property selected by the Committee, (iv) be assumed by the successor or survivor entity or be exchanged for similar options, rights or awards covering the equity of such successor or survivor, or a parent or subsidiary thereof, with other appropriate adjustments or (v) be terminated. Additionally, the Committee may also, in its discretion, make adjustments to the terms and conditions, vesting and performance criteria and the number and type of common units, other securities or property subject to outstanding awards.

The consequences of the termination of a grantee’s employment, consulting arrangement or membership on the Board will be determined by the Committee in the terms of the relevant award agreement or employment agreement.

Common units to be delivered pursuant to awards under the LTIP may be common units already owned by our general partner or us or acquired by our general partner in the open market from any other person, directly from us or any combination of the foregoing. If we issue new common units upon the grant, vesting or payment of awards under the LTIP, the total number of common units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Short-Term Incentive Payments

The performance criteria for the short-term incentive plan for 2014 and future years include 50% of the target bonus earned for meeting initial quarterly distribution goals, 20% earned for generating an increase in the amount of distributions from the preceding year, 20% earned for generating additions of new reserves and growth of distributions based on aggregate acquisitions of 10% growth, and 10% earned for overall performance as determined by the Board. We do not provide perquisites to the named executive officers.

Summary Compensation Table

The following table sets forth certain information with respect to compensation of our named executive officers for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2014, 2013 and 2012. All of these employees are paid by Mid-Con Energy Operating. We reimburse Mid-Con Energy Operating for a portion of their compensation according to the services agreement entered between us and Mid-Con Energy Operating.

Name and Principal Position	Year	Salary	Bonus	Unit Awards	All Other Compensation	Total
Charles R. Olmstead	2014	$191,540	$201,670	$1,273,120	$—	$1,666,330
Executive Chairman of the Board	2013	185,489	266,210	1,120,500	—	1,572,199
	2012	186,292	—	1,275,000	—	1,461,292

Jeffrey R. Olmstead	2014	$356,101	$269,000	$1,273,120	$—	$1,898,221
Chief Executive Officer	2013	328,264	297,935	1,120,500	—	1,746,699
	2012	324,763	—	1,275,000	—	1,599,763

Michael L. Wiggins(1)	2014	$135,704	$5,000	$577,700	$—	$718,404
President, Chief Engineer	2013	131,909	—	248,900	—	380,809
	2012	—	—	—	—	—

Nathan P. Pekar	2014	$183,106	$16,668	$116,800	$—	$316,574
Vice President, General Counsel	2013	184,099	81,974	89,640	—	355,713
	2012	167,443	—	385,045	—	552,488

Michael D. Peterson(2)	2014	$108,584	$20,000	$71,688	—	$200,272
Vice President, Chief Financial	2013	—	—	—	—	—
Officer	2012	—	—	—	—	—

S. Craig George(3)	2014	$196,512	$90,000	$1,273,120	—	$1,559,632
Current Director and	2013	263,489	321,735	1,120,500	—	1,705,724
former Executive	2012	236,897	—	1,275,000	—	1,511,897
Chairman of the Board

(1)	Dr. Wiggins joined the company in 2013 so there is no compensation for 2012. On July 1, 2015, Dr. Wiggins resigned from his position as President & Chief Engineer and is no longer an employee or Director.
(2)	Mr. Peterson joined the company in 2014 so there is no compensation for 2013 and 2012.
(3)	Mr. George resigned from the position of Executive Chairman of the Board in 2014 but still remains a Director.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of unrestricted units to our named executive officers in 2014. There were no grants of non-equity incentives or option awards.

Name	Grant Date	Unit Awards	Grant Date Fair Value of Unit Awards
Charles R. Olmstead	1/31/2014	54,500	$1,273,120
Jeffrey R. Olmstead	1/31/2014	54,500	1,273,120
Michael L. Wiggins(1)	1/31/2014	10,000	233,600
	7/31/2014	15,000	344,100
Nathan P. Pekar	1/31/2014	5,000	116,800
Michael D. Peterson	7/31/2014	3,125	71,688
S. Craig George	1/31/2014	54,500	1,273,120

(1)	On July 1, 2015, Dr. Wiggins resigned from his position as President & Chief Engineer and is no longer an employee or Director.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2014.

Name	Number of Units That Have Not Yet Vested		Market Value of Units That Have Not Yet Vested(1)
Nathan P. Pekar	3,332	(2)	$74,803	(1)
Michael D. Peterson	3,125	(3)	$71,688	(4)

(1)	Based on the closing price of our common units when the units were awarded at July 31, 2012.
(2)	These restricted units vest 33% each year beginning July 31, 2013.
(3)	Based on the closing price of our common units when the units were awarded on July 31, 2014.
(4)	These restricted units vest 33% each year beginning July 31, 2014.

Potential Post-Employment Payments and Payments upon a Change in Control

Payments Made Upon Any Termination—Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	accrued but unpaid base salary;

•	accrued but unpaid vacation pay;

•	any unreimbursed business expenses; and

•	any accrued benefits.

Payments Made Upon Termination Without “Cause” or For “Good Reason”—Effective August 2011, we entered into employment agreements with each of S. Craig George, Charles R. Olmstead, and Jeffrey R. Olmstead. In August 2014, S. Craig George elected to terminate his employment agreement. In the event of the termination of any of these named executive officers without “cause” or for “good reason” (each as defined in the employment agreements), if the named executive officer executes and does not revoke a general release of claims, in addition to the items identified above, such named executive officer will be entitled to:

•	payment of base salary, as in effect immediately prior to termination, multiplied by the greater of the number of years remaining in the employment period and one;

•	a lump sum payment to compensate the named executive officer for COBRA health-care coverage for the named executive officer and the named executive officer’s dependents (if applicable);

•	accelerated vesting and conversion of any units which may have been awarded to the named executive officer through our long-term incentive program;

•	payment of an amount equal to the lesser of the “target annual bonus” (as defined in the employment agreements) and the average of the previous two annual bonuses paid to the named executive officer multiplied by the greater of the number of years remaining in the employment period and one; and

•	payment of any unpaid annual bonus that would have become payable to the named executive officer in respect of any calendar year that ends on or before the date of termination had the named executive officer remained employed throughout the payment date of such annual bonus.

Payments Made Upon Death or Disability—In the event of the death or disability of one of these named executive officers, if the officer or his estate executes and does not revoke a general release of claims, in addition to the benefits listed under the heading “Payments Made Upon Any Termination” above, the officer or his estate will be entitled to:

•	accelerated vesting and conversion of any units which may have been awarded to the officer through our long-term incentive program, in accordance with the terms of the applicable award agreement;

•	a lump sum payment to compensate the officer or the officer’s estate for COBRA health-care coverage for the officer (if living) and the officer’s dependents (if applicable);

•	a payment equal to the product of the officer’s base salary as in effect immediately prior to the date of termination multiplied by one;

•	payment of any unpaid annual bonus that would have become payable to the officer in respect of any calendar year that ends on or before the date of termination had the officer remained employed through the payment date of such annual bonus; and

•	payment of the target annual bonus for the year in which the officer’s separation from service occurs.

Payments Made Upon a Change in Control—Each employment agreement has an initial three-year term and is automatically extended in one-year increments after the expiration of the initial term unless we provide written notice of non-renewal to the officer, or the officer provides written notice of non-renewal to us, by at least February 1 preceding the August 1 renewal date. If, during the period beginning sixty days prior to and ending two years immediately following a “change in control,” either we terminate the officer’s employment without “cause,” the officer’s death occurs, the officer becomes disabled or the officer terminates his employment for “good reason,” then in addition to the benefits listed under the heading “Payments Made Upon Any Termination,” the officer will be entitled to:

•	payment of base salary, as in effect immediately prior to termination, multiplied by two;

•	a lump sum payment to compensate the officer for COBRA health-care coverage for the named executive officer and the officer’s dependents (if applicable);

•	accelerated vesting and conversion of any units which may have been awarded to the officer through our long-term incentive program;

•	payment of an amount equal to the lesser of the “target annual bonus” (as defined in the employment agreements) and the average of the previous two annual bonuses paid to the officer multiplied by two; and

•	payment of any unpaid annual bonus that would have become payable to the officer in respect of any calendar year that ends on or before the date of termination had the officer remained employed throughout the payment date of such annual bonus.

Additionally, if a change in control occurs during the employment period, certain equity-based awards held by the officers, to the extent not previously vested and converted into common units, will vest in full upon such change in control and will be settled in common units in accordance with the applicable award agreements. Relative to our overall value, we believe the potential benefits payable upon a change in control under these agreements are comparatively minor.

For the purposes of these agreements, a “change in control” generally means any of the following events:

•	any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d) of the Exchange Act, other than certain of our affiliated entities, shall become the beneficial owner, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in us;

•	a plan of complete liquidation, in one or a series of transactions, is approved;

•	the sale or other disposition by us of all or substantially all of our assets in one or more transactions to any person other than certain of our affiliated entities;

•	a transaction resulting in a person other than us or one of certain of our affiliated entities being our general partner; or

•	any time at which individuals who, as of October 31, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 31, 2011, whose election, or nomination for election by our unitholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or whose membership was required by any employment agreement with us will be considered as though such individuals were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

For the purposes of these agreements, “cause” means the willful and continued failure of the officer to perform substantially the officer’s duties for us (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the officer by the chief executive officer which specifically identifies the manner in which the chief executive officer believes that the officer has not substantially performed the officer’s duties and the officer is given a reasonable opportunity of not more than twenty business days to cure any such failure to substantially perform; the willful engaging by the officer in illegal conduct or gross misconduct, including without limitation a material breach of the our Code of Business Conduct or a material breach of the officer’s covenants to follow all laws and all of our policies that relate to nondiscrimination and the absence of harassment and to comply with all requirements under the Sarbanes-Oxley Act, in each case which is materially and demonstrably injurious to us; or any act of fraud, or material embezzlement or material theft by the officer, in each case, in connection with the officer’s duties hereunder or in the course of the officer’s employment hereunder or the officer’s admission in any court, or conviction, or plea of nolo contendere, of a felony involving moral turpitude, fraud, or material embezzlement, material theft or material misrepresentation, in each case, against or affecting us. The chief executive officer’s determination of materiality of any embezzlement, theft, or misrepresentation, shall be binding and conclusive on the officer.

For the purposes of these agreements, “good reason” means the occurrence of any of the following without the officers written consent: (i) a material diminution in the officer’s base salary; a material diminution in the officer’s authority, duties, or responsibilities; a material diminution in the budget over which the officer retains authority; a material change (more than 25 miles) in the geographic location at which the officer’s primary location of his under his employment agreement; or any other action or inaction that constitutes a material breach by us of the employment agreement.

Potential Post-Employment Payment Tables—The following tables reflect estimates of our allocated portion of the amount of incremental compensation due to each named executive officer subject to an employment agreement in the event of such executive’s termination of employment upon death, disability or retirement, termination of employment without cause or termination of employment without cause or with good reason within three years following a change in control. The amounts shown assume that such termination was effective as of December 31, 2014, and are estimates of the allocated amounts which would be paid out to the executives upon such termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation of service.

	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following Change in Control
Charles R. Olmstead

Cash Severance	$640,000	$240,000	$480,000
Equity	—	—	—
Restricted Stock/Units	—	—	—
Performance Shares/Units	343,895	343,895	343,895

Total	983,895	583,895	823,895

Other Benefits	—	—	—
Health & Welfare	17,442	17,442	17,442
Tax Gross-Ups	—	—	—

Total	17,442	17,442	17,442

Total	$1,001,337	$601,337	$841,337

	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following Change in Control
Jeffrey R. Olmstead

Cash Severance	$840,000	$420,000	$840,000
Equity	—	—	—
Restricted Stock/Units	—	—	—
Performance Shares/Units	343,895	343,895	343,895

Total	1,183,895	763,895	1,183,895

Other Benefits	—	—	—
Health & Welfare	23,940	23,940	23,940
Tax Gross-Ups	—	—	—

Total	23,940	23,940	23,940

Total	$1,207,835	$787,835	$1,207,835

Relation of Compensation Policies and Practices to Risk Management

Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds which qualify them for additional compensation. From a risk management perspective, our policy is to conduct our commercial activities in a manner intended to control and minimize the potential for unwarranted risk taking. We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations. Additionally, our compensation arrangements include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of our risk management policies and practices or of our code of conduct.

Compensation Committee Interlocks and Insider Participation

The NASDAQ listing rules do not require a listed limited partnership to establish a compensation committee, and we do not have a compensation committee. Although the Board has not established a compensation committee, it may do so in the future.

Compensation of Directors

We use a combination of cash and unit-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill level we require of members of the Board.

In 2014, directors who were not officers or employees of us or our affiliates received an annual retainer of $40,000, with the chairman of the audit committee and chairman of the conflict committee receiving an additional annual fee of $5,000. In addition, each non-employee director receives $1,000 per committee meeting attended in person or by phone and is reimbursed for his out of pocket expenses in connection with attending meetings. We indemnify each director for his actions associated with being a director to the fullest extent permitted under Delaware law.

Each of the independent directors were awarded 2,500 common units in January 2014. The common units were fully vested at the grant date.

The following table discloses the cash unit awards and other compensation earned, paid or awarded to each of our directors during the year ended December 31, 2014:

Name(1)	Fee Earned or Paid in Cash	Unit Awards(2)	Total
Peter Adamson III	$67,000	$58,400	$125,400
Cameron O. Smith	66,000	58,400	124,400
Robert W. Berry	62,000	58,400	120,400
Peter A. Leidel	49,000	58,400	107,400
C. Fred Ball Jr.	54,000	58,400	112,400

(1)	Messrs. Olmstead, George, Olmstead and Wiggins are not included in this table as they are employees of Mid-Con Energy Operating and receive no compensation for their services as directors.
(2)	Reflects the fair value of the units granted in January 2014.

PROPOSAL TWO: THE ADJOURNMENT PROPOSAL

We are also asking our unitholders to vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the LTIP Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the LTIP Proposal. If our unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against approval of the LTIP Proposal.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Time, Date and Place

The special meeting will be held on November 20, 2015 at 9:00 a.m., local time, at MCEP’s offices at 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201.

Purpose

At the special meeting, our unitholders will act upon the LTIP Proposal.

Record Date

Our general partner has fixed the close of business on October 9, 2015 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Holders Entitled to Vote

All holders who owned our common units at the close of business on the record date, October 9, 2015, are entitled to receive notice of the special meeting and to vote the common units that they held on the record date at the special meeting, or any adjournments of the special meeting.

Each unitholder may cast one vote at the special meeting for each common unit owned at the close of business on the record date. On the record date, there were 29,726,289 common units outstanding and entitled to be voted at the special meeting.

Vote Required

The LTIP Proposal and the Adjournment Proposal require the approval of a majority of the votes cast by our unitholders. As of October 9, 2015, the Founders and Mid-Con Energy III, LLC collectively own approximately 17.2% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal and the Adjournment Proposal.

Quorum

The holders of a majority, by percentage interest, of our outstanding limited partner units (including units deemed owned by our general partner) present in person or by proxy at the special meeting will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card, including a properly executed proxy card without voting instructions.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote. If you hold your units through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this proxy statement.

Voting Via Telephone or the Internet

Voting via telephone or the Internet is fast and convenient and allows your vote to be immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions on how to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures, which comply with Delaware law, allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern time, on November 19, 2015.

If you own your units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of your revocation in person at the special meeting or in writing bearing a later date than your proxy, delivered to the Secretary of our partnership prior to the special meeting, 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201;

•	delivering to the Secretary of our general partner, prior to the special meeting, a duly executed subsequent proxy (including a proxy delivered by telephone or the Internet) bearing a later date and indicating a contrary vote; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Who to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact Morrow & Co., LLC, which is acting as a proxy solicitation agent, as follows:

Morrow & Co., LLC

470 West Avenue—3rd Floor

Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400

Unitholders, please call toll free (877) 705-9707

Voting at the Special Meeting

Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our partnership. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our units. The directors, officers and regular employees of our partnership and our general partner may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. We have retained Morrow & Co., LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the special meeting for a fee of $7,500.00 plus expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of our units.

Adjournment

Pursuant to our partnership agreement, in the absence of a quorum, the special meeting may be adjourned by the affirmative vote of holders of at least a majority of our outstanding limited partner units entitled to vote at such meeting (including units deemed owned by our general partner) represented either in person or by proxy to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date.

No Unitholder Proposals

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF OUR GENERAL PARTNER

The following table sets forth the beneficial ownership of our units as of October 9, 2015 held by:

•	each person or group of persons who beneficially own 5% or more of the then outstanding common units;

•	all of the directors of our general partner;

•	each named executive officer of our general partner; and

•	all current directors and named executive officers of our general partner as a group.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total common units beneficially owned is based on 29,726,289 common units outstanding as of October 9, 2015.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Yorktown Energy Partners VI, L.P.(1)(2)	140,436	0.5%
Yorktown Energy Partners VII, L.P.(1)(3)	37,207	0.1%
Kayne Anderson Capital Advisors, L.P./Richard A. Kayne(5)(6)	2,300,000	7.7%
Swank Capital, L.L.C.(7)(8)	1,654,857	5.6%
Mid-Con Energy III, LLC(9)	3,714,659	12.5%
Charles R. Olmstead(4)	690,845	2.3%
Jeffrey R. Olmstead(4)	409,096	1.4%
S. Craig George(4)	296,585	1.0%
David A. Culbertson(4)(10)	83,283	0.3%
Nathan P. Pekar(4)	31,500	0.1%
Dr. Michael L. Wiggins(4)(11)	55,000	0.2%
Michael D. Peterson(4)	12,250	—%
Peter Adamson III(4)	74,685	0.3%
Robert W. Berry(4)	175,533	0.6%
Peter A. Leidel(4)	267,305	0.9%
Cameron O. Smith(4)	34,340	0.1%
C. Fred Ball Jr.(4)	28,310	0.1%
All named executive officers and directors as a group (12 persons)	2,158,732	7.3%

(1)	Has a principal business address of 410 Park Avenue, 19th Floor, New York, New York 10022.
(2)	Yorktown VI Company LP is the sole general partner of Yorktown Energy Partners VI, L.P. Yorktown VI Associates LLC is the sole general partner of Yorktown VI Company LP. As a result, Yorktown VI Associates LLC may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the common units owned by Yorktown Energy Partners VI, L.P. Yorktown VI Company LP and Yorktown VI Associates LLC disclaim beneficial ownership of the common units owned by Yorktown Energy Partners VI, L.P. in excess of their pecuniary interests therein.
(3)	Yorktown VII Company LP is the sole general partner of Yorktown Energy Partners VII, L.P. Yorktown VII Associates LLC is the sole general partner of Yorktown VII Company LP. As a result, Yorktown VII Associates LLC may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the common units owned by Yorktown Energy Partners VII, L.P. Yorktown VII Company LP and Yorktown VII Associates LLC disclaim beneficial ownership of the common units owned by Yorktown Energy Partners VII, L.P. in excess of their pecuniary interests therein.
(4)	c/o Mid-Con Energy GP, LLC, 2501 North Harwood Street, Suite 2410, Dallas, Texas 75201

(5)	Has a principal business address of 1800 Avenue of the Stars, 3rd Floor, Los Angeles, CA 90067.
(6)	This information has been derived from a Schedule 13G filed with the SEC on July 9, 2015. Based on the information contained in the filing, Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne have shared voting power and dispositive power with respect to, and beneficially own, an aggregate of 2,300,000 common units.
(7)	Has a principal business address of 8117 Preston Road, Suite 440, Dallas, TX 75225.
(8)	This information has been derived from a Schedule 13G filed with the SEC on February 13, 2015. Based on the information contained in the filing, Cushing Asset Management, LP, Swank Capital, L.L.C. and Jerry V. Swank have shared voting power and dispositive power with respect to, and beneficially own, an aggregate of 1,654,857 common units.
(9)	Has a principal business address of 2431 E. 61st Street, Suite 850, Tulsa, OK 74136.
(10)	On July 1, 2015, Mr. Culbertson resigned as Chief Accounting Officer and is no longer an employee.
(11)	On July 1, 2015, Dr. Wiggins resigned from his position as President & Chief Engineer and is no longer an employee or Director.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about us. We will make these materials available for inspection and copying by any of our unitholders, or a representative of any unitholder who is so designated in writing, at its executive offices during regular business hours.

In addition, we file annual, quarterly and other reports and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our Commission filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website at http://www.midconenergypartners.com, all materials that we file electronically with the Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission.

The Commission allows us to “incorporate by reference” the information we have filed with the Commission. This means that we can disclose important information to you without actually including the specific information in this proxy statement by referring you to other documents filed separately with the Commission. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this proxy statement. Information that we file later with the Commission will automatically update and may replace information in this proxy statement and information previously filed with the Commission. Unless otherwise specified, information contained on, or available by hyperlink from, our website or contained on the Commission’s website is not incorporated into this proxy statement.

We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information in those documents that is deemed by the rules of the Commission to be furnished and not filed with the Commission) after the date of the initial filing of this proxy statement and before the special meeting:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 3, 2015;

•	our Quarterly Reports on Form 10-Q filed on May 5, 2015 for the quarter ended March 31, 2015 and filed on August 3, 2015 for the quarter ended June 30, 2015;

•	our Current Reports on Form 8-K filed on January 23, 2015, February 17, 2015, April 20, 2015, May 6, 2015, June 24, 2015, July 23, 2015, August 4, 2015, August 14, 2015 and September 21, 2015 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

•	the description of our common units contained in our registration statement on Form 8-A (File No. 001-35374) filed on December 9, 2011, as supplemented and amended by our registration statement on Form 8-A/A (File No. 001-35374) filed on December 13, 2011.

Our independent registered public accountants are not expected to be present at the special meeting.

You may obtain copies of any of the documents incorporated by reference in this proxy statement from the Commission through the Commission’s website at the address provided above. You also may request a copy of any document incorporated by reference in this proxy statement (including exhibits to those documents specifically incorporated by reference in this proxy statement), at no cost, by visiting our website at http://www.midconenergypartners.com, or by writing or calling us at the following address:

Mid-Con Energy Partners, LP

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(972) 479-5980

Attn: Investor Relations

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this proxy statement.

The provisions of the LTIP, as amended by the Amendment, are extensive and not easily summarized. You should carefully read the LTIP, marked to show the Amendment, attached to this proxy statement.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your units at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 12, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The mailing of the proxy statement shall not create any implication to the contrary.

FORWARD-LOOKING STATEMENTS

Some of the information included in this proxy statement and the documents we incorporate by reference herein contain “forward-looking statements” that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

These types of statements, other than statements of historical fact included in this proxy statement, are forward-looking statements. These forward-looking statements may be found in “Risk Factors,” “Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Properties” and other items within our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” “goal,” “forecast,” “guidance,” “might,” “scheduled” and the negative of such terms or other comparable terminology.

The forward-looking statements contained in this proxy statement and the documents we incorporate by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this proxy statement and the documents we incorporate by reference herein are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and elsewhere in this proxy statement and the documents we incorporate by reference herein. All forward-looking statements speak only as of the date made, and other than as required by law; we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

ANNEX A

FORM OF MID-CON ENERGY PARTNERS, LP

LONG-TERM INCENTIVE PROGRAM

AS PROPOSED TO BE AMENDED BY AMENDMENT NO. 1

SECTION 1. Purpose of the Program.

The Mid-Con Energy Partners, LP Long-Term Incentive Program (the “Program”) has been adopted by Mid-Con Energy GP, LLC, a Delaware limited liability company (the “Company”), general partner of Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”). The Program is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to Employees, Consultants and/or Directors, incentive compensation awards based on Units (as defined below) to encourage superior performance. The Program is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

SECTION 2. Definitions.

As used in the Program, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, an Other Unit-Based Award, or a Unit Award granted under the Program, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise provided in the terms of the Award Agreement, (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his obligations under an Award Agreement or any employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a program of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;

(iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership; or

(v) except with respect to Other Unit-Based Awards evidenced by “Performance Unit-Based Award Agreements” which provide for the deferral of compensation and are subject to Section 409A of the Code (“Section 409A Performance Unit-Based Awards”), any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Company Director subsequent to the Effective Date whose election, or nomination for election by the Partnership’s unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then, to the extent required to comply with Section 409A of the Code, the transaction or event described in clause (i), (ii), (iii), (iv) or (v) above with respect to such Award must also constitute a “change of control event” as defined in the Treasury Regulation § 1.409A-3(i)(5).

For the avoidance of doubt, clause (v) of this definition shall not constitute a “Change of Control” for purposes of any Section 409A Performance Unit-Based Award.

“Committee” means the Board or the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Program.

“Consultant” means an individual, other than an Employee or a Director, who renders consulting services to the Company, the Partnership or an Affiliate of either.

“DER” or “Distribution Equivalent Right” means a contingent right, which may be granted, if it all, only in tandem with a specific Phantom Unit Award, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units and/or Phantom Units equivalent in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors of the Company, the Partnership or an Affiliate of the Company, who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Employee” means an employee of the Company or an Affiliate of the Company, who performs services for the Company, the Partnership or an Affiliate of either.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Program.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(d) of the Program.

“Participant” means an Employee, Consultant or Director granted an Award under the Program.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under the Program that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Program that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a common unit representing a limited partnership interest of the Partnership.

“Unit Appreciation Right” or UAR” means a contingent right that entitles the holder to receive, in cash or Units, as determined in the sole discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3. Administration.

The Program shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing (including an email, fax, or other electronic communication that is authenticated according to the Uniform Electronic Transactions Act or that is deemed signed by the Committee’s Chair), shall be the acts of the Committee. Subject to the terms of the Program and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Program, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including, but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be exercised, canceled, forfeited or settled (and, if settled, whether and the extent to which settlement is in Units, cash, other property or any combination thereof), and the method or methods by which Awards may be exercised, canceled, forfeited or settled; (vi) interpret and administer the Program and any instrument or agreement relating to an Award made under the Program; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Program; (viii) take any action or exercise any power or right reserved, explicitly or implicitly, to the Committee under the Program or any Award Agreement; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Program; provided that with respect to an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Committee does not have authority to take an action that subjects a Participant to accelerated or additional taxes pursuant to Section 409A of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The Committee may, in its sole discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Program or an Award or otherwise amend or modify an Award in any manner that (i) is either (A) not adverse to the Participant to whom such Award was granted or (B) consented to by such Participant, and (ii) with respect to an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, does not cause the Participant’s taxes to be accelerated or increased pursuant to Section 409A of the Code. Unless otherwise expressly provided in the Program, all designations, determinations, interpretations, and other decisions under or with respect to the Program or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company, any Participant, and any other holder or beneficiary of any Award.

SECTION 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under the Program is ~~1,764,000~~ 3,514,000 Units. Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award, or pay the exercise price of an Award, shall not be considered to be Units delivered under the Program for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Program. There shall not be any limitation on the number of Awards that may be granted and paid in cash. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards. If no Units remain available under the Program for issuance in settlement of an Award, such Award will be settled in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award may consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate of the Partnership, or any other Person, or newly issued Units, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or securities, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) the performance criteria (if any) for an Award that vests upon satisfaction of performance criteria other than continued service as an Employee, Consultant or Director (v) the appropriate Fair Market Value and other price determinations for such Awards and (vi) any other limitations contained within this Program or, subject to Section 8(m), make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Program.

SECTION 6. Awards.

(a) Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price thereof, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Program.

(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option or UAR grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee, Consultant or Director for any reason during the applicable Restricted Period, all outstanding, unvested Options and UARs as of the date of such termination shall be forfeited by the Participant. The Committee may, in its sole discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options or UARs; provided that with respect to an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Committee does not have authority to take an action that subjects a Participant to accelerated or additional taxes pursuant to Section 409A of the Code.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) DERs. To the extent provided by the Committee, in its sole discretion, a grant of Phantom Units may or may not include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the sole discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. Absent a contrary provision in the Award Agreement, except with respect to a Phantom Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee, Consultant or Director, upon a distribution with respect to a Unit, DERs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions. With respect to a Phantom Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee, Consultant or Director, DERs equal in value to such distribution that would otherwise be payable on or after the date of grant but prior to vesting of the associated Phantom Unit Award shall be credited to a bookkeeping account established by the Company, which bookkeeping account shall not bear interest and shall be subject to forfeiture until such time as the associated Phantom Unit Award vests, and the amounts credited to such bookkeeping account shall be paid to the holder of the Phantom Unit Award within 30 days following the vesting of the associated Phantom Unit Award. Notwithstanding the foregoing, DERs shall be paid in a manner that is exempt from or in compliance with Section 409A of the Code.

(ii) UDRs. To the extent provided by the Committee, in its sole discretion, a grant of Restricted Units may provide that UDRs shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, UDRs shall be held, without interest, until the Restricted Unit vests or is forfeited, with UDRs being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that UDRs be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may proscribe. Absent a contrary provision in the Award Agreement, UDRs shall be paid promptly to the holder of the Restricted Unit without vesting restrictions. Notwithstanding the foregoing, UDRs shall be paid in a manner that is exempt from or in compliance with Section 409A of the Code.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee, Consultant or Director for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its sole discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that with respect to an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Committee does not have authority to take an action that subjects a Participant to accelerated or additional taxes pursuant to Section 409A of the Code.

(iv) Lapse of Restrictions.

(A) Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit and any terms of the Phantom Unit Award relating to payment, and further subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of one Unit on the date of vesting. Whether a Phantom Unit Award is settled in Units or cash shall be determined in the sole discretion of the Committee.

(B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit. For payments related to Restricted Units that are deferred compensation regulated by Section 409A of the Code, unless the Committee provides otherwise in an Award Agreement, that payment date is not later than March 15 of the calendar year following the calendar year in which the vesting of each Phantom Unit occurs.

(c) Unit Awards. Unit Awards may be granted under the Program to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its sole discretion, may select.

(d) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Program to such Employees, Consultants and/or Directors as the Committee, in its sole discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be settled in cash, Units (including Restricted Units), other property or any combination thereof, as determined in the sole discretion of the Committee.

(e) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Program or any award granted under any other program of the Company or any Affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards granted under any other program of the Company or any Affiliate of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate of the Company.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In the terms of an Award Agreement, the Committee may allow the designation of a death beneficiary for cash payments.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Program pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Program or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Program or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Program or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, or unless the Committee shall determine otherwise in the Award Agreement, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(A) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated without payment), or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests, values and prices, including, but not limited to, exercise prices;

(C) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(D) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(E) provide that the Award cannot be exercised or become payable after such event (i.e., shall terminate upon such event).

Notwithstanding the foregoing in this subsection (vii), any such action contemplated under this subsection (vii) shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

SECTION 7. Amendment, Modification and Termination.

The Board may amend, modify, suspend or terminate this Program (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall apply to such Participant without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the unitholders of the Partnership to the extent unitholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s units are listed, including any amendment that (A) expands the types of Awards available under this Program, (B) materially increases the number of Units available for Awards under this Program, (C) materially expands the classes of persons eligible for Awards under this Program, (D) materially extends the term of this Program, (E) materially changes the method of determining the exercise price of Options or UARs, (F) deletes or limits any provisions of this Program that prohibit the repricing of Options or UARs, or (G) decreases any minimum vesting requirements for any Award.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Program, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate of the Company is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant at the time of the creation of compensation as defined in the applicable tax or withholding laws, rules or regulations or at any later time, the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Program and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate of the Company or in the service of the Company or any Affiliate of the Company as a Consultant or Director. Furthermore, the Company or an Affiliate of the Company may at any time dismiss a Participant from employment or service free from any liability or any claim under the Program, unless otherwise expressly provided in the Program, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Program and any rules and regulations relating to the Program shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Program or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Program or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Program or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Program and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Program nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Program or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Program or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of such Affiliate, and to the extent the Partnership has an obligation to reimburse such Affiliate for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to such Affiliate, and, if made to the Company, shall be received by the Company as agent for such Affiliate.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) Compliance with Section 409A.

(i) Awards made under this Program are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Program to the contrary, if any Program provision or Award under this Program would result in the imposition of an additional tax under Section 409A of the Code, that Program provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(ii) Unless the Committee provides otherwise in an Award Agreement, each Phantom Unit (or portion thereof if the Phantom Unit is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a Phantom Unit is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(iii) Notwithstanding anything herein or in any Award Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

(n) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate of the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

(o) Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Partnership or the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

SECTION 9. Term of the Program.

The Program shall be effective on December 20, 2011 (“Effective Date”). The Program shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Program have been issued to Participants, or (iii) the 10th anniversary of the date on which the Program was approved by the Company. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
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Your phone or Internet vote authorizes the named proxies to vote your common units in the same manner as if you marked, signed and returned your proxy card.

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Use the Internet to vote your proxy until 11:59 p.m. (ET) on November 19, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on November 19, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.	To approve the terms of an amendment to the Mid-Con Energy Partners, LP Long-Term Incentive Program to increase the number of common units issuable under such program by 1,750,000 common units from 1,764,000 common units to 3,514,000 common units (the “LTIP Proposal”).	☐ For	☐ Against	☐ Abstain

2.	To approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate by Mid-Con Energy GP, LLC, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MID-CON ENERGY PARTNERS, LP

SPECIAL MEETING OF UNITHOLDERS

Friday, November 20, 2015

9:00 a.m. (CT)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

Mid-Con Energy Partners, LP 2501 North Harwood Street, Suite 2410 Dallas, Texas 75201	proxy

This proxy is solicited by the Board of Directors for use at the special meeting on November 20, 2015.

The common units you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Olmstead and Jeffrey R. Olmstead, and each of them with full power of substitution, to vote your common units on the matters shown on the reverse side and any other matters which may come before the special meeting and all adjournments.

See reverse for voting instructions.